EXHIBIT 99 (A)



                         FORM 11-K INFORMATION FOR THE

                        ALLTEL CORPORATION THRIFT PLAN

                        AS OF DECEMBER 31, 1996 AND 1995

                   AND FOR THE YEAR ENDED DECEMBER 31, 1996

                             REQUIRED INFORMATION



    The ALLTEL Corporation Thrift Plan (the "Plan") is subject to the Employee Retirement Income Security Act of 1974.

    Item 4. In lieu of the requirements of Items 1,2 and 3 of Form 11-K, the following financial statements of the Plan are being filed as Exhibit 99(a) to this Report:

    1.     Report of Independent Public Accountants

    2. Statements of Net Assets Available for Benefits with Fund Information as of December 31, 1996 and 1995

    3. Statement of Changes in Net Assets Available for Benefits with Fund Information for the year ended December 31, 1996

    4. Notes to Financial Statements and Supplemental Schedules as of December 31, 1996 and 1995

    5.     Schedule of Assets Held for Investment Purposes as of December 31,
           1996

    6.     Schedule of Loans or Fixed Income Obligations as of December 31,
           1996.

    7.     Schedule of Reportable Transactions for the year ended December 31,
           1996

    The Consent of Independent Public Accountants to the inclusion of the foregoing financial statements herein is being filed as Exhibit 23 to this Report.

                         ALLTEL CORPORATION THRIFT PLAN


                FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                        As of December 31, 1996 and 1995
                         TOGETHER WITH AUDITORS' REPORT

                         ALLTEL CORPORATION THRIFT PLAN

            INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                        as of December 31, 1996 and 1995




Report of Independent Public Accountants                                  1

Financial Statements:

    Statements of Net Assets Available for Benefits with Fund
     Information as of December 31, 1996 and 1995                       2 - 3

    Statement of Changes in Net Assets Available for Benefits
     with Fund Information for the year ended December 31, 1996           4

Notes to Financial Statements and Supplemental Schedules                5 - 12

Supplemental Schedules:

    Schedule I: Line 27a - Schedule of Assets Held for Investment
     Purposes as of December 31, 1996                                    13

    Schedule II: Line 27b - Schedule of Loans or Fixed Income
     Obligations as of December 31,1996                                  14

    Schedule III: Line 27d - Schedule of Reportable Transactions
     for the year ended December 31, 1996                              15 - 16

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Participants and Administrator of the ALLTEL Corporation Thrift Plan:

We have audited the accompanying statements of net assets available for benefits of the ALLTEL Corporation Thrift Plan (the "Plan") as of
December 31, 1996 and 1995, and the related statement of changes in net assets available for benefits for the year ended December 31, 1996. These financial statements and the schedules referred to below are the responsibility of the ALLTEL Corporation Pension and Benefits Committee in its capacity as administrator of the Plan (the "Administrator"). Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in its net assets available for benefits for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental Schedules I, II and III are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                            /s/  ARTHUR ANDERSEN LLP


Little Rock, Arkansas,
   April 11, 1997.

                                                  ALLTEL CORPORATION THRIFT PLAN


                               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                               for the year ended December 31, 1996


                                                                   Fund Information (Note 2)
                                                                     Participant Directed
                                         ALLTEL                        BZW Barclays Global Investors, N.A.
                                       Corporation    International     S&P 500        U.S. Debt        Money       Lifepath
                                         Common          Equity          Equity          Index          Market        2000
                                       Stock Fund      Index Fund      Index Fund        Fund            Fund         Fund
ASSETS:
Investments, at fair value
 (Schedule I and Note 2)
 Participant directed-
  ALLTEL Corporation Common Stock      $24,168,602
  Mutual Investment Funds                              $ 4,663,433    $17,894,387    $ 9,082,427                   $   529,669
  Bankers Trust Pyramid Co. -
    Government Investment Contract Fund
  Nations Cash Reserves Capital Class
    Money Market Fund                      390,169                         24,167         27,103    $ 1,426,316
  BZW Barclays Global Investors, N.A.
    Money Market Fund                                                                                28,642,304
  Participant Loans
 Non-participant directed-
  Boatmen's Investment Services, Inc.
    Money Market Fund
      Total investments                 24,558,771       4,663,433     17,918,554      9,109,530     30,068,620        529,669

Receivables:
  Employer's contribution                        -               -              -              -              -              -
  Accrued interest and dividends           220,144               -              -              -          5,485              -
  Due from (to) other funds                 46,832           8,156         16,110          8,156       (203,667)             -
  Due from other plans                           -               -              -              -              -              -
  Due from broker                          127,099               -              -              -              -              -
      Total receivables                    394,075           8,156         16,110          8,156       (198,182)       529,669

      Total assets                      24,952,846       4,671,589     17,934,664      9,117,686     29,870,438        529,669

LIABILITIES:
  Due to broker                             61,647               -              -              -              -              -

NET ASSETS AVAILABLE
     FOR BENEFITS                      $24,891,199     $ 4,671,589    $17,934,664    $ 9,117,686    $29,870,438    $   529,669






                                   The accompanying notes are an integral part of this statement.

                                                                 2


                                                  ALLTEL CORPORATION THRIFT PLAN

                          STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION - Continued

                                               for the year ended December 31, 1996

                                                                   Fund Information (Note 2)
                                                                     Participant Directed
                                               BZW Barclays Global Investors, N.A.                 Fidelity Investments
                                        LifePath      LifePath      LifePath      LifePath       Equity-
                                          2010          2020          2030          2040         Income       Magellan
                                          Fund          Fund          Fund          Fund          Fund          Fund
ASSETS:
Investments, at fair value
 (Schedule I and Note 2)
 Participant directed-
  ALLTEL Corporation Common Stock
  Mutual Investment Funds            $ 1,875,624    $15,048,315   $ 1,466,091   $ 1,683,243   $37,188,946   $54,941,232
  Bankers Trust Pyramid Co.-
   Government Investment Contract Fund
  Nations Cash Reserves Capital Class
   Money Market Fund                                     82,135        29,058                     205,447       213,867
  BZW Barclays Global Investors, N.A.
   Money Market Fund
  Participant Loans
 Non-participant directed-
  Boatmen's Investment Services, Inc.
   Money Market Fund
      Total Investments                1,875,624     15,130,450     1,495,149     1,683,243    37,394,393    55,155,099

Receivables:
  Employer's Contribution                      -              -             -             -             -             -
  Accrued interest and dividends               -              -             -             -             -             -
  Due from (to) other funds                    -         (3,432)          422             -        18,973       108,450
  Due from other plans                         -              -             -             -             -             -
  Due from broker                              -              -             -             -             -             -
      Total receivables                        -         (3,432)          422             -        18,973       108,450

      Total assets                     1,875,624     15,127,018     1,495,571     1,683,243    37,413,366    55,263,549

LIABILITIES:
  Due to broker                                -              -             -             -        18,973       108,450


NET ASSETS AVAILABLE
     FOR BENEFITS                    $ 1,875,624    $15,127,018   $ 1,495,571   $ 1,683,243   $37,394,393   $55,155,099




                                                  ALLTEL CORPORATION THRIFT PLAN

                          STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION - Continued

                                               for the year ended December 31, 1996

                                                                   Fund Information (Note 2)
                                                   Participant Directed           Non-Participant
                                                                                     Directed
                                         Government                                  Boatmen's
                                         Investment                                   Money
                                          Contract      Participant                   Market
                                           Fund            Loans         Other         Fund             Total
ASSETS:
Investments, at fair value
  (Schedule I and Note 2)
 Participant directed-
  ALLTEL Corporation Common Stock                                                                    $ 24,168,602
  Mutual Investment Funds                                                                             144,373,367
  Bankers Trust Pyramid Co.-
   Government Investment Contract Fund  $ 2,975,083                                                     2,975,083
  Nations Cash Reserves Capital Class
   Money Market Fund                      2,081,431                                                     4,479,693
  BZW Barclays Global Investors, N.A.
   Money Market Fund                                                                                   28,642,304
  Participant Loans                                    $ 4,116,272                                      4,116,272
 Non-participant directed-
  Boatmen's Investment Services, Inc.
   Money Market Fund                                                                 $   415,207          415,207
      Total investments                   5,056,514      4,116,272              -        415,207      209,170,528

Receivables:
  Employer's contribution                         -              -    $ 9,219,958              -        9,219,958
  Accrued interest and dividents              9,395              -              -              -          235,024
  Due from (to) other funds                       -              -              -              -                -
  Due from other plans                            -              -      2,821,547              -        2,821,547
  Due from broker                                 -              -              -                         127,099
      Total receivables                       9,395              -     12,041,505              -       12,403,628

      Total assets                        5,065,909      4,116,272     12,041,505        415,207      221,574,156

LIABILITIES:
  Due to broker                                   -              -              -              -          189,070


NET ASSETS AVAILABLE
     FOR BENEFITS                       $ 5,065,909    $ 4,116,272    $12,041,505    $   415,207     $221,385,086




                                                  ALLTEL CORPORATION THRIFT PLAN

                               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                               for the year ended December 31, 1995


                                                                   Fund Information (Note 2)
                                                                     Participant Directed
                                                                                                                     Fidelity
                                               ALLTEL                 Federated Securities Corporation              Investments
                                             Corporation     Automated                                Government      Equity-
                                               Common       Government       Max-Cap     Stock and    Securities      Income
                                             Stock Fund     Money Trust       Fund       Bond Fund       Fund          Fund
ASSETS:
Investments, at fair value
 Participant directed-
  ALLTEL Corporation Common Stock           $26,286,447
  Mutual Investment Funds                                  $34,896,010    $10,241,071    $16,636,043   $ 8,804,968    $22,405,794
  Bankers Trust Pyramid Co. -
   Government Investment Contract Fund
  Nations Cash Reserve Money Market Fund        326,663        218,329         70,622         79,385        13,552        124,476
  Participant Loans
 Non-participant directed-
  Boatmen's Investment Services, Inc.
   Money Market Fund
      Total investments                      26,613,110     35,114,339     10,311,693     16,715,428     8,818,520     22,530,270

Receivables:
  Employer's contribution                             -              -              -              -             -              -
  Accrued interest and dividends                261,228          2,867              4              3             5              -
      Total receivables                         261,228          2,867              4              3             5              -

      Total assets                           26,874,338     35,117,206     10,311,697     16,715,431     8,818,525     22,530,270

LIABILITIES:

  Due to broker                                   4,715          6,872         47,173         33,376        46,417         96,705

NET ASSETS AVAILABLE
     FOR BENEFITS                           $26,869,623    $35,110,334    $10,264,524    $16,682,055   $ 8,772,108    $22,433,565






                                   The accompanying notes are an integral part of this statement.


                                                                 3




                                                  ALLTEL CORPORATION THRIFT PLAN

                          STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION - Continued

                                               for the year ended December 31, 1995

                                                                   Fund Information (Note 2)
                                                                Participant Directed                  Non-Participant
                                                                                                         Directed
                                             Fidelity      Government                                    Boatmen's
                                            Investments    Investment                                     Money
                                             Magellan       Contract      Participant       Other         Market
                                               Fund           Fund           Loans                         Fund           Total
ASSETS:
Investments, at fair value
 Participant directed-
  ALLTEL Corporation Common Stock                                                                                      $ 26,286,447
  Mutual Investment Funds                   $48,372,560                                                                 141,356,446
  Bankers Trust Pyramid Co.-
   Government Investment Contract Fund                     $ 4,200,696                                                    4,200,696
  Nations Cash Reserve Money Market Fund        254,652      1,042,506                                                    2,130,185
  Participant Loans                                                       $ 4,290,393                                     4,290,393
 Non-participant directed-
Boatment's Investment Services, Inc.
   Money Market Fund                                                                                    $   420,345         420,345
      Total investments                      48,627,212      5,243,202      4,290,393              -        420,345     178,684,512

Receivables:
  Employer's contribution                             -              -              -    $ 3,366,900              -       3,366,900
  Accrued interest and dividends                      -          5,353              -              -            256         269,716
      Total receivables                               -          5,353              -      3,366,900            256       3,636,616

      Total assets                           48,627,212      5,248,555      4,290,393      3,366,900        420,601     182,321,128

LIABILITIES:

  Due to broker                                 184,011              -              -              -              -         419,269

NET ASSETS AVAILABLE
     FOR BENEFITS                           $48,443,201    $ 5,248,555    $ 4,290,393    $ 3,366,900    $   420,601    $181,901,859




                                                  ALLTEL CORPORATION THRIFT PLAN

                          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                               for the year ended December 31, 1996


                                                                   Fund Information (Note 2)
                                                                     Participant Directed
                            ALLTEL                      BZW Barclays Global Investors, N.A.
                          Corporation   International  S&P 500        U.S. Debt      Money        LifePath      LifePath
                            Common        Equity        Equity          Index        Market         2000          2010
                          Stock Fund    Index Fund    Index Fund        Fund          Fund          Fund          Fund
ADDITIONS:
 Investment income:
  Dividend income         $   883,965   $         -   $         -    $         -   $         -   $         -    $         -
  Interest income              15,760             -             -              -       546,582             -              -
  Net appreciation
   (depreciation) in fair
    value of investments    1,591,716       182,064     2,094,513        372,240             -        14,104        118,698
  Total investment income   2,491,441       182,064     2,094,513        372,240       546,582        14,104        118,698

 Contributions:
  Employer                          -             -             -              -             -             -              -
  Employee                  1,323,083       320,477       987,128        322,144       842,697        27,749        103,073
  Employee rollovers          167,012        38,912        91,106         87,409        87,501             -            741
  Total contributions       1,490,095       359,389     1,078,234        409,553       930,198        27,749        103,814

 Interfund transfers, net  (2,612,751)    4,148,522    15,135,208      8,526,261    29,462,959       488,395      1,684,695

 Transfers from other
    plans, net             (1,302,469)            -             -              -             -             -              -
Total additions                66,316     4,689,975    18,307,955      9,308,054    30,939,739       530,248      1,907,207

DEDUCTIONS:

Benefit payments and
    withdrawals             2,044,740        18,386       373,291        190,368     1,069,301           579         31,583
  Total deductions          2,044,740        18,386       373,291        190,368     1,069,301           579         31,583

  Net increase (decrease)  (1,978,424)    4,671,589    17,934,664      9,117,686    29,870,438       529,669      1,875,624

NET ASSETS AVAILABLE
     FOR BENEFITS:

  Beginning of year        26,869,623             -             -              -             -             -              -

  End of year             $24,891,199   $ 4,671,589   $17,934,664    $ 9,117,686   $29,870,438   $   529,669    $ 1,875,624







                                  The accompanying notes are an integral part of this statement.

                                                                 4


                                                  ALLTEL CORPORATION THRIFT PLAN

                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION - Continued

                                               for the year ended December 31, 1996

                                                                   Fund Information (Note 2)
                                                                     Participant Directed
                                                                                                                     Federated
                             BZW Barclays Global Investors, N.A.          Fidelity Investments      Government       Securities
                             LifePath      LifePath      LifePath       Equity-                     Investment      Corporation
                               2020          2030          2040         Income        Magellan       Contract         Max-Cap
                               Fund          Fund          Fund          Loans          Fund           Fund            Fund
ADDITIONS:
 Investment income:
  Dividend income            $         -   $         -   $         -   $ 2,191,127   $ 8,221,107    $         -   $   110,159
  Interest income                      4             -             -            36            52        282,793         2,187
  Net appreciation
   (depreciation) in fair
    value of investments       1,314,881       121,652       139,366     3,649,585    (2,466,715)             -       644,153
  Total investment income      1,314,885       121,652       139,366     5,840,748     5,754,444        282,793       756,499

 Contributions:
  Employer                             -             -             -             -             -              -             -
  Employee                       353,743       122,051       125,418     3,760,111     5,863,651              -     1,250,099
  Employee rollovers              74,257        17,783        32,980       530,848       370,616              -        65,048
  Total Contributions            428,000       139,834       158,398     4,290,959     6,234,267              -     1,315,147

 Interfund transsfers, net    13,831,819     1,244,611     1,385,882     7,436,424    (2,250,453)             3   (11,988,876)

 Transfers from other
    plans, net                         -             -             -       (27,440)      (21,329)             -        (1,190)
 Total additions              15,574,704     1,506,097     1,683,646    17,540,691     9,716,929        282,796    (9,918,420)

DEDUCTIONS:

Benefit payments and
    withdrawals                  447,686        10,526           403     2,579,863     3,005,031        465,442       346,104
  Total deductions               447,686        10,526           403     2,579,863     3,005,031        465,442       346,104

  Net increase (decrease)     15,127,018     1,495,571     1,683,243    14,960,828     6,711,898       (182,646)  (10,264,524)

NET ASSETS AVAILABLE
     FOR BENEFITS:

  Beginning of year                    -             -             -    22,433,565    48,443,201      5,248,555    10,264,524

  End of year                $15,127,018   $ 1,495,571   $ 1,683,243   $37,394,393   $55,155,099    $ 5,065,909   $         -


                                                  ALLTEL CORPORATION THRIFT PLAN

                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION - Continued

                                               for the year ended December 31, 1996

                                                                Fund Information (Note 2)
                                                                                               Non-Participant
                                                 Participant Directed                             Directed
                               Federated Securities Corporation                                   Boatmen's
                             Stock and    Automated     Government                                  Money
                                Bond      Government    Securities   Participant                    Market
                                Fund      Money Trust      Fund         Loans         Other          Fund            Total
ADDITIONS:
 Investment income:
  Dividend income           $   449,700   $ 1,084,881   $  303,548   $         -   $         -    $         -    $ 13,244,487
  Interest income                 2,629         5,064        1,367       307,628             -         19,995       1,184,097
  Net appreciation
   (depreciation) in fair
    value of investments        193,502             -     (315,071)            -             -              -       7,654,688
  Total investment income       645,831     1,089,945      (10,156)      307,628             -         19,995      22,083,272

 Contributions:
  Employer                            -             -            -             -     9,219,958              -       9,219,958
  Employee                    1,189,136     2,035,600      710,872             -             -              -      19,337,032
  Employee rollovers            155,623        83,441       69,803             -             -              -       1,873,080
  Total contributions         1,344,759     2,119,041      780,675             -     9,219,958              -      30,430,070

 Interfund transfers, net   (17,868,089)  (35,900,932)  (9,233,518)     (126,504)   (3,366,900)         3,244               -

 Transfers from other
    plans, net                  (39,824)      372,078      (40,071)        3,450     2,821,547              -       1,764,752
Total additions             (15,917,323)  (32,319,868)  (8,503,070)      184,574     8,674,605         23,239      54,278,094

DEDUCTIONS:

Benefit payments and
    withdrawals                 764,732     2,790,466      269,038       358,695             -         28,633      14,794,867
  Total deductions              764,732     2,790,466      269,038       358,695             -         28,633      14,794,867

  Net increase (decrease)   (16,682,055)  (35,110,334)  (8,772,108)     (174,121)    8,674,605         (5,394)     39,483,227

NET ASSETS AVAILABLE
     FOR BENEFITS:

 Beginning of year           16,682,055    35,110,334    8,772,108     4,290,393     3,366,900        420,601     181,901,859

 End of year$               $         -   $         -   $        -   $ 4,116,272   $12,041,505    $   415,207    $221,385,086


                        ALLTEL CORPORATION THRIFT PLAN


            NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                          DECEMBER 31, 1996 AND 1995


1.   PLAN AND TRUST DESCRIPTION

     The following is a brief description of the ALLTEL Corporation Thrift Plan (the "Plan") and the administration thereof and is provided for general information purposes only. Participants should refer to the plan document or the summary plan description for a more complete description of the Plan's provisions.

     General

     The Plan is a defined contribution employee benefit plan designed to assist employees in planning for retirement. Prior to September 1, 1996, the Plan covered substantially all employees of ALLTEL Information Services, Inc. and its wholly-owned subsidiaries and employees of HWC Distribution Corp. ALLTEL Information Services, Inc. and HWC Distribution Corp. are wholly-owned subsidiaries of ALLTEL Corporation ("ALLTEL"). Effective September 1, 1996, participation in the Plan was revised to include substantially all nonbargaining employees of ALLTEL and its subsidiaries (the "Company"). Employees who are (1) covered by a collective bargaining agreement, subject to certain limitations, (2) leased by the Company or (3) are nonresident aliens with no U.S. income are not eligible to participate in the Plan.

     Administration

     The Plan is administered by the ALLTEL Corporation Pension and Benefits Committee (the "Administrative Committee") appointed by ALLTEL's Board of Directors. NationsBank of Texas, N.A. (the "Trustee") is the trustee of the Plan.

     Plan Contributions

     Each year, participants may contribute up to 10 percent of their pretax annual compensation, as defined in the Plan document. Participant contributions are subject to certain dollar limitations established by the Internal Revenue Service ( the "IRS"), which were $9,500 for 1996 and $9,240 for 1995. Employees considered "highly compensated" as defined in the Plan document are currently limited to contributing up to 6 percent of their pretax annual compensation. Following the end of the Plan year, the Company will contribute 1 percent of eligible Plan compensation to the account of every eligible participant. A participant will receive this nonelective employer contribution regardless of whether the participant has elected to defer any of his/her own compensation to the Plan. To qualify for the nonelective employer contribution, a participant must
     (1) have worked at least 1,000 hours during the year for which the contribution is being made, (2) have completed one year of service
     (12 consecutive months during which at least 1,000 hours are worked) and
     (3) be employed by the Company on the last business day of the year. The nonelective employer contribution will also be made to the account of a participant who dies, becomes disabled or qualifies for normal or early retirement during the year.
                                       5

                        ALLTEL CORPORATION THRIFT PLAN

                                     ____

     In addition to the 1 percent nonelective employer contribution, employees of ALLTEL Information Services, Inc. and its subsidiaries may receive a matching employer contribution. The amount of the match is determined each year by the Company. In 1996, the Company provided a basic employer matching contribution equal to 25 percent of the first 6 percent of eligible compensation that a participant contributed to the Plan, plus an additional matching contribution of 6 percent on salary deferrals greater than 3 percent but less than 6 percent of eligible plan compensation. All employer contributions are funded annually following the Plan's year-end.

     The Plan as amended and restated allows for any eligible employee who was a participant in a plan qualified under Section 401 of the Internal Revenue Code ("IRC") and who receives a cash distribution from such plan to make a rollover contribution to the Plan if he/she is entitled under
     Section 402 (c)(1) or Section 408 (d)(3)(A) of the IRC to rollover such distribution to another qualified retirement plan.

     Participant Accounts

     Individual accounts are maintained for each of the Plan's participants to reflect the participant's contributions and related employer nonelective and matching contributions, as well as the participant's share of the Plan's earnings and any related administrative expenses. Allocations of the Plan's earnings and administrative expenses, if applicable, are based upon participant earnings or account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

     Vesting and Benefits

     Participants are fully vested in their employee contributions, nonelective and matching employer contributions and the accumulated earnings thereon. Participants may elect upon termination of employment to defer payment of their account balance if it exceeds $3,500. The Plan's obligation for the undistributed net assets of former employees approximated $26,381,000 and $10,290,000 as of December 31, 1996 and 1995, respectively. As of December 31, 1996 and 1995, the Plan had 8,688 and 6,933 participants with account balances, respectively. As of December 31, 1996, the number of eligible employees entitled to receive the nonelective employer contribution to be funded in 1997 was 11,613.

     Benefit Payments

     Participants or their beneficiaries, as applicable, are entitled to receive the vested balance of their Plan account when they retire at age 65 or later, if they become permanently disabled, upon death or upon separation from service with the Company. The Plan permits early retirements between ages 55 and 65 provided that required service levels have been met. If a participant's account balance exceeds $3,500, participants may elect to receive the distributions in a lump-sum payment, in installment payments or a combination of both. If a participant's account balance is equal to or less than $3,500, the account will be distributed in a lump-sum payment. Additionally, participants may withdraw funds, with the approval of the Administrative Committee, from their Plan account for "hardship" reasons as defined by the IRS.
                                       6

                        ALLTEL CORPORATION THRIFT PLAN

                                     ____

     Plan Termination

     While it has not expressed any intention to do so, the Administrative Committee has the right to terminate the Plan. In the event that the Plan is terminated, the interest of all affected participants shall be fully vested and nonforfeitable as of the date of the Plan's termination, and each participant shall be entitled to receive the entire amount of his account balance in cash or in assets of the Plan as the Trustee shall determine. Participants in the Plan are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974 ("ERISA").

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Financial Statement Presentation

     The accompanying financial statements have been prepared on the accrual basis of accounting. The financial statements and supplementary Schedules I, II and III have been prepared to satisfy the reporting and disclosure requirements of ERISA. Certain prior year amounts have been reclassified to conform with the current year financial presentation.
     The preparation of financial statements in conformity with generally accepted accounting principles requires the Administrative Committee to make estimates and assumptions that affect the amount of assets, liabilities, contributions and distributions. The estimates and assumptions used in the accompanying financial statements are based upon the Administrative Committee's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from the estimates and assumptions used in preparing the financial statements.

     Investments

     During 1996, participants directed their contributions among the following investment options, and were allowed to change their investment elections subject to certain restrictions imposed by the funds and the Plan. Effective September 1, 1996, certain of the Plan's investment options were changed to include several new investment funds managed by BZW Barclays Global Investors, N.A. ("Barclays") and to exclude certain investment funds managed by Federated Securities Corporation ("Federated"). A brief description of each investment option available to plan participants during 1996 is provided below:

          ALLTEL Corporation Common Stock Fund - Contributions to this fund are primarily used to purchase shares of ALLTEL common stock in the open market. This fund also holds up to 5 percent of its invested funds in cash or cash equivalents. The percentage invested in cash or cash equivalents is determined by the Trustee.

          Fidelity Equity-Income Fund - This fund seeks reasonable income by investing in income-producing equity securities. The fund invests in common and preferred stocks and debt securities whose yields exceed the composite yield of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), have rising or above-average dividends or have potential for future dividend growth.

          Fidelity Magellan Fund - This fund seeks long-term capital appreciation through investment in common stocks and convertible securities of domestic, foreign and multinational companies.
                                       7

                        ALLTEL CORPORATION THRIFT PLAN

                                     ____


     A brief description of the nine investment funds managed by Barclays that were added to the Plan in 1996 is as follows:

          International Equity Index Fund - This fund seeks long-term capital appreciation through investment in substantially the same common stocks in substantially the same percentages as those that comprise the Morgan Stanley Capital International Europe, Australia and
          Far East "Free" Index (the "EAFE Index"), an index designed to measure the aggregate performance of the stock markets of Europe, Australia, New Zealand, and the Far East.

          S&P 500 Equity Index Fund - This fund seeks long-term capital appreciation through investment in substantially the same common stocks and in substantially the same percentages as those that comprise the S&P 500 Index.

          U.S. Debt Index Fund - This fund seeks long-term capital appreciation through investment in obligations issued or guaranteed by the U.S. Government or its agencies, including mortgage-backed securities and investment grade obligations issued by domestic and certain foreign corporations with a remaining maturity exceeding one year, including asset-backed securities. This fund attempts to duplicate the total return of the Lehman Brothers Aggregate Bond Index, an index designed to measure the aggregate performance of the U.S. market for investment-grade debt securities.

          Money Market Fund - This fund seeks maximum current income while preserving capital through investment in money market instruments including U.S. Government and agency obligations, bank obligations including certificates of deposit, bankers' acceptances and time deposits, and short-term commercial debt instruments such as commercial paper, unsecured loan participations or variable rate demand notes and repurchase agreements.

          LifePath Funds - These funds consist of the LifePath 2000 Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund and the LifePath 2040 Fund. Each fund name contains a target investment date and seeks to provide a balance of short-term stability and long-term appreciation most appropriate for its target investment date. Each fund invests in various classes of domestic and foreign equity and debt securities and money market instruments. Generally, the funds with longer time horizons invest more heavily in equity securities, while funds with shorter time horizons invest in debt securities and money market instruments.

     Effective September 1, 1996, the investment funds managed by Federated were closed and participants were required to reinvest their account balances in one or more of the other investment options provided by the Plan. If no election was made by a participant, his/her account balance was transferred as follows:

      Federated Investment Fund                       Default Account if No Election was Made
      Federated Max-Cap Fund                          Barclays S&P 500 Equity Index Fund
      Federated Automated Government Money Trust      Barclays Money Market Fund
      Federated Government Securities Fund            Barclays U.S. Debt Index Fund
      Federated Stock and Bond Fund                   Barclays LifePath 2020 Fund

                                       8

                        ALLTEL CORPORATION THRIFT PLAN

                                     ____

     A brief description of the closed Federated funds is as follows:

          Federated Automated Government Money Trust - Contributions to this money market fund were principally invested in short-term United States Treasury obligations.

          Federated Max-Cap Fund - Contributions to this fund were invested in institutional shares of the Federated Index Trust, an open-ended, management investment company. This fund attempted to duplicate the composition and total return of the publicly traded common stocks comprising the S&P 500 Index.

          Federated Stock and Bond Fund - Contributions to this fund were invested in Class A shares of an open-end, diversified management investment company. This fund invested primarily in stocks and bonds of larger, well-established companies and direct obligations of the United States Treasury and other governmental agencies.

          Federated Government Securities Fund - Contributions to this fund were invested primarily in United States Treasury obligations with original maturities of two to five years.

     The Plan also holds investments in two other funds, the Government Investment Contract Fund and a Money Market Fund managed by Boatmen's Investment Services, Inc. ("Boatmen's"). The Plan does not permit any additional contributions or investments to be made to these funds. Participants may elect to transfer amounts invested in the Government Investment Contract Fund to one of the other investment options, subject to certain restrictions imposed by the funds and the Plan. A brief description of each of these other funds is as follows:

          Government Investment Contract Fund - The assets of this fund consist of cash and investments made in the Bankers Trust Pyramid Open-End Government Investment Contract Fund, a commingled common trust fund.

          Boatmen's Money Market Fund - The assets of this fund are invested in money market instruments, and may be withdrawn only at the time a participant withdraws from the Plan.

     Any excess cash in the above investment funds is automatically invested daily by the Trustee into the Nations Cash Reserves Capital Class Money Market Fund, a short-term investment fund. Assets consist mainly of corporate demand notes, commercial paper and short-term U.S. Government securities. The carrying value approximates fair value due to the short-term maturity of these investments.

     Investments are stated at their fair value as determined by the Trustee. Securities traded on a national exchange are valued at their quoted market price on the last business day of the year. Investment contracts are reported at contract value. The net appreciation (depreciation) in fair value of investments in the accompanying statement of changes in net assets available for benefits with fund information reflects the net difference between the market value and the cost of investments bought during the year and the net difference between the market value and the beginning of the year market value of assets held, sold or distributed.
                                       9

                        ALLTEL CORPORATION THRIFT PLAN

                                     ____

     Plan Expenses

     As outlined in the Plan document, expenses related to the Plan's operation are paid from Plan assets unless ALLTEL elects to pay these expenses. ALLTEL paid all administrative expenses related to the Plan in 1996.

3.   PARTICIPANT LOANS

     Participants of the Plan can borrow from the Plan amounts not to exceed
     50 percent of the participant's vested balance, up to a maximum loan amount of $50,000. Such loans are allowed only for specific purposes and must be repaid through payroll deductions within five years, unless used to purchase a principal residence. Principal and interest is paid ratably through payroll deductions over the term of the loan. If a participant's employment terminates with an outstanding loan, the entire loan must be repaid in full within the time prescribed by the IRS. If the loan is not repaid on time, the unpaid portion will be considered taxable income to the individual. Loans bear interest at rates determined by the Administrative Committee upon execution of the loan. Loan transactions are recorded as a transfer to (from) the investment fund from (to) the Participant Loan fund.

4.   EMPLOYER CONTRIBUTIONS

     Contributions in the amount of $9,219,958 due to the Plan from the Company had not been funded or allocated among the Plan's funds as of December 31, 1996. The employer's contribution receivable was funded by the Company and allocated among the Plan's investment funds, according to participant elections, during April 1997.

5.   TRANSFER OF ASSETS FROM OTHER PLANS, NET

     At December 31, 1996, the Plan had a receivable in the amount of $2,821,547 due from the Citizens Employees' Retirement Savings Plan
     (the "Citizens Savings Plan"). This amount represents the vested account balances of former employees of Citizens Savings Bank who became employees of ALLTEL Information Services, Inc. and participants of the Plan, under terms of a resource management agreement dated May 17, 1996. The asset transfer from the Citizens Savings Plan was received and allocated among the Plan's investment funds during the first quarter of 1997.

     Also during 1996, assets in the amount of $428,165 were transferred into the Plan from the Vertex Business Systems, Inc. 401(k) Employee Savings Plan (the "Vertex Plan"). The asset transfer resulted from the merger of the Vertex Plan with and into the Plan effective January 1, 1996. ALLTEL Information Services, Inc. had acquired Vertex Business Systems, Inc. in May 1995.

     Finally, during 1996, ALLTEL completed the sale of certain telephone properties in California and Nevada to Citizens Utilities Company ("Citizens"). As a result of the sale, assets in the amount of $1,484,960 were transferred from the Plan to qualified plans administered by Citizens. The assets transferred represented the vested account balances of the former ALLTEL employees who became employees of Citizens, and who elected to transfer their account balances out of the Plan.
                                      10

                        ALLTEL CORPORATION THRIFT PLAN

                                     ____

6.   PLAN AMENDMENTS

     During 1995, the following amendments to the Plan agreement were adopted:

     1. Provided for the merger of the TDS Healthcare Systems Corporation Profit Sharing Plan with and into the Plan, effective December 31, 1994.

     2. Provided for the transfer of assets from the Plan to one or more qualified plans designated by Citizens. The transfer of assets was authorized in conjunction with the sale of certain telephone properties by ALLTEL to Citizens. As a result of the sale, certain employees of ALLTEL were transferred to Citizens and were no longer participants of the Plan. Also, provided that a participant who voluntarily suspends his/her salary deferral contribution will not be considered an active participant. A participant may resume contributions and regain active status upon the exercise of certain procedures, as prescribed by the Administrator.

     3. Provided for the transfer of assets into the Plan from a qualified plan administered by Citizens ("Citizens Plan"). The transfer of assets was in conjunction with the sale of certain telephone properties by Citizens to ALLTEL. As a result of the sale, certain employees of Citizens were transferred to ALLTEL and became participants of the Plan. Effective with the transfer, the general provisions of the Plan govern with respect to the interests of the former employees of Citizens, to the extent not inconsistent with any provision of the Citizens Plan that may not be eliminated under
          Section 411(d)(6) of the IRC. Also, provided for the transfer of assets from the Plan to one or more qualified plans designated by FIserve, Inc. ("FIserve"). The transfer of assets was authorized in conjunction with the sale of ALLTEL's check processing operations to FIserve. As a result of the sale, certain employees of ALLTEL were transferred to FIserve and were no longer participants of the Plan. Finally, provided for the merger of the Vertex Business Systems, Inc. 401(k) Employee Savings Plan with and into the Plan, effective January 1, 1996.

     During 1996, the following amendments to the Plan agreement were adopted:

     4. Provided for plan years beginning on or after January 1, 1996, a nonelective employer contribution equal to 1 percent of eligible plan compensation. Upon completion of one year of service (12 consecutive months during which at least 1,000 hours are worked), the nonelective employer contribution is conditioned upon the participant completing 1,000 hours of service during the plan year and being employed on the last day of the plan year. Also, provided for an additional employer matching contribution for employees of ALLTEL Information Services, Inc. and its subsidiaries whose average annual salary deferrals are greater than 3 percent but less than 6 percent of eligible plan compensation. Finally, provided for the elimination of attaining age 21 as an eligibility requirement to participate in the Plan.

     5. Provided for the transfer of assets into the Plan from the Citizens Savings Plan. The transfer of assets was attributable to employees acquired by ALLTEL Information Services, Inc. from Citizens Savings Bank in connection with a resource management agreement entered into on May 17, 1996. Also, amends the definition of plan compensation to include for benefit purposes cost-of-living payments made to employees who are on an international assignment.
                                      11

                        ALLTEL CORPORATION THRIFT PLAN

                                     ____

7.   TAX STATUS

     The Plan has received a favorable determination letter from the IRS dated January 10, 1997, which states that the Plan, as restated January 1, 1994 and as amended by Amendment Nos. 1 through 4, is "qualified" for the purposes of Section 401(a) of the IRC. Amendment No. 5 has not yet been filed with the IRS. The Administrative Committee and the Plan's legal counsel are of the opinion that the Plan, as amended, is designed and operating in accordance with applicable IRS requirements, and therefore, believes the Plan is qualified and is tax-exempt as of the financial statement date. Employer contributions and income of the Plan are not taxable to the participants until withdrawals or distributions are made.

8.   RECONCILIATION TO FORM 5500

     As of December 31, 1996 and 1995, the Plan had pending distributions to participants who elected to withdraw from the Plan of $1,973,696 and $205,092, respectively. These amounts are recorded as a liability in the Plan's Form 5500; however, these amounts are not recorded as a liability in the accompanying statements of net assets available for benefits in accordance with generally accepted accounting principles.

     The following table reconciles the financial statements to the Plan's Form 5500 as filed by the Company for the plan year ended
     December 31, 1996:


                                  Benefits     Distributions   Net Assets Available for Benefits
                                  Payable     to Participants     1996            1995
     Per financial statements    $        -    $14,794,867    $221,385,086    $181,901,859

     Accrued benefits payable     1,973,696      1,973,696      (1,973,696)       (205,092)

     Reversal of prior year
      benefit payments accrual            -       (205,092)              -               -

     Per Form 5500               $1,973,696    $16,563,471    $219,411,390    $181,696,767

9.   SUBSEQUENT EVENT

     On January 24, 1997, the Company sold the healthcare portion of its information services business to Integrated Healthcare Solutions, Inc. ("Integrated"). As a result of the sale, certain employees of the
     Company were transferred to Integrated and were no longer participants of the Plan. As of December 31, 1996, the transferred employees had account balances in the Plan of approximately $21,645,000. If the value of a transferred employee's account balance is $3,500 or greater, the transferred employee has the option to defer payment of his/her account balance, or the transferred employee may elect to withdraw his/her balance from the Plan, in accordance with federal regulations. If the value of the transferred employee's account balance is less than $3,500, the Plan will distribute the balance to the transferred employee as soon as practical.
                                           12

                                                                                 Schedule I

                               ALLTEL CORPORATION THRIFT PLAN

                 Line 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                   as of December 31, 1996

Identity of Issuer, Borrower,                 Number of
   Lessor or Similar Party                   Units/Shares   Historical Cost      Fair Value
Mutual Investment Funds Managed by
  BZW Barclays Global Investors, N.A.:
    International Equity Index Fund              371,886       $  4,485,747       $  4,663,433
    S&P 500 Equity Index Fund                  1,569,072         15,868,426         17,894,387
    U.S. Debt Index Fund                         765,442          8,728,494          9,082,427
    LifePath 2000 Fund                            50,430            519,684            529,669
    LifePath 2010 Fund                           174,603          1,763,178          1,875,624
    LifePath 2020 Fund                         1,377,308         13,807,680         15,048,315
    LifePath 2030 Fund                           132,554          1,351,128          1,466,091
    LifePath 2040 Fund                           150,998          1,548,799          1,683,243
                                                                 48,073,136         52,243,189
Mutual Investment Funds Managed by
  Fidelity Investments:
    Fidelity Equity-Income Fund                  868,292         30,929,050         37,188,946
    Fidelity Magellan Fund                       681,230         49,680,971         54,941,232
                                                                 80,610,021         92,130,178
      Total Mutual Investment Funds                             128,683,157        144,373,367

Money Market Investment Funds:
  BZW Barclays Global Investors, N.A.
    Money Market Fund                         28,642,304         28,642,304         28,642,304
  Boatmen's Investment Services, Inc.
    Money Market Fund                            415,207            415,207            415,207
* Nations Cash Reserves Capital Class
    Money Market Fund                          4,479,693          4,479,693          4,479,693
      Total Money Market Funds                                   33,537,204         33,537,204

Other Investments:
* ALLTEL Corporation Common Stock                770,314         14,895,704         24,168,602
  Bankers Trust Pyramid Co.
    Government Investment Contract                     -          2,975,083          2,975,083
* Loans to Participants with interest rates
    ranging from 6.00% to 10.91%                       -          4,116,272          4,116,272

      Total Investments                                        $184,207,240       $209,170,528

* Indicates a party in interest.

                The accompanying notes are an integral part of this schedule.
                                      13



                                                                                                                   Schedule II

                                                   ALLTEL CORPORATION THRIFT PLAN

                                     Line 27b - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS

                                                      as of December 31, 1996

                                                                     Detailed description of loan including
                                                                     date of making, maturity, interest rate,
                     Original    Amount Received          Unpaid     the type and value of collateral, any
  Identity and         Amount   During Reporting Year     Balance    renegotiation of the loan and terms of        Amount Overdue
 Address of Obligor   of Loan   Principal    Interest   at Year-End  renegotiation and other material items     Principal  Interest
*Participant 1        $11,894   $1,867          $553       $10,579   Loan dated February 8, 1996, bearing       $10,579        $194
                                                                     interest at 7.50%, loan term of 60
                                                                     months and collateralized by value of
                                                                     participant's individual account
                                                                     balance.  Loan was defaulted on
                                                                     January 23, 1997, and will be deducted
                                                                     from future amounts distributed to the
                                                                     participant.  Loan default will be
                                                                     reported as taxable income to the
                                                                     participant.

*Participant 2         15,000    2,479           487         8,634   Loan dated April 13, 1994, bearing           8,634         202
                                                                     interest at 7.25%, loan term of 60
                                                                     months and collateralized by value of
                                                                     participant's individual account
                                                                     balance.  Loan was defaulted on
                                                                     March 7, 1997, and will be deducted
                                                                     from future amounts distributed to the
                                                                     participant.  Loan default will be
                                                                     reported as taxable income to the
                                                                     participant.

*Participant 3         10,000    4,199           172           418   Loan dated October 11, 1994, bearing           418           9
                                                                     interest at 8.75%, loan term of 24
                                                                     months and collateralized by value of
                                                                     participant's individual account
                                                                     balance.  Loan was repaid in full on
                                                                     January 10, 1997.

*Participant 4          1,400      200            55         1,003   Loan dated November 8, 1994, bearing         1,003          38
                                                                     interest at 8.75%, loan term of 60
                                                                     months and collateralized by value of
                                                                     participant's individual account
                                                                     balance.  Loan was defaulted on
                                                                     January 10, 1997, and will be deducted
                                                                     from future amounts distributed to the
                                                                     participant.  Loan default will be
                                                                     reported as taxable income to the
                                                                     participant.

    *  Indicates a party in interest.

                                   The accompanying notes are an integral part of this schedule.

                                                                14

                                                                                                                   Schedule II


                                                 ALLTEL CORPORATION THRIFT PLAN

                                        Line 27d - SCHEDULE OF REPORTABLE TRANSACTIONS (a)

                                               for the year ended December 31, 1996


                                                         Number of   Purchase   Number    Selling                   Net Gain/
 Identity of Party Involved   Description of Asset       Purchases     Price   of Sales    Price         Cost        (Loss)
*ALLTEL Corporation           ALLTEL Corporation
                               Common Stock                  63   $  4,950,839    74   $ 7,995,313   $ 7,667,773   $ 327,540

 Federated Securities Corp.   Federated Automated
                               Government Money Trust        69      7,207,065   100    42,103,075    42,103,075          --

 Federated Securities Corp.   Federated Max-Cap Fund        110      5,162,863    53    16,048,087    15,403,934     644,153

 Federated Securities Corp.   Federated Stock and
                               Bond Fund                     72      2,595,208    86    19,424,753    19,231,251     193,502

 Federated Securities Corp.   Federated U.S. Government
                               Securities Fund               70      2,838,543    90    11,328,439    11,643,510    (315,071)

 Fidelity Investments         Fidelity Equity-Income Fund   169     16,204,332    68     5,070,766     4,773,782     296,984

 Fidelity Investments         Fidelity Magellan Fund        115     18,228,663   121     9,193,275     9,945,489    (752,214)




    *  Indicates a party in interest.
    (a) Represents a transaction or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.

                                  The accompanying notes are an integral part of this schedule.

                                                          15

                                                                                                                   Schedule II

                                                 ALLTEL CORPORATION THRIFT PLAN

                                        Line 27d - SCHEDULE OF REPORTABLE TRANSACTIONS (a) - Continued

                                               for the year ended December 31, 1996


                                                       Number of    Purchase  Number of  Selling                  Net Gain/
 Identity of Party Involved   Description of Asset     Purchases     Price      Sales     Price        Cost         (Loss)
*NationsBank of Texas, N.A.   Nations Cash Reserves
                              Capital Class Money
                                  Market Fund             100      $  9,402,140   27   $7,052,682   $7,052,682   $        --

 BZW Barclays Global
   Investors, N.A.            S&P 500 Equity Index Fund    41        16,655,441   32      855,567      787,016        68,551

 BZW Barclays Global
   Investors, N.A.            U.S. Debt Index Fund         25         9,454,159   43      743,972      725,665        18,307

 BZW Barclays Global
   Investors, N.A.            Money Market Fund            36        33,032,852   42    4,390,548    4,390,548            --

 BZW Barclays Global
   Investors, N.A.            LifePath 2020 Fund           23        15,282,007   48    1,548,573    1,474,327        74,246






    *  Indicates a party in interest.
    (a) Represents a transaction or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.

                                  The accompanying notes are an integral part of this schedule.

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